UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 22, 2004

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

On January 22, 2004, we announced a cash dividend of $0.035 per share on our common stock.  The cash dividend is payable on March 5, 2004 to stockholders of record on February 12, 2004.

A copy of the press release announcing the dividend is filed as Exhibit 99.1 to this report on Form 8-K

Item 7. Financial Statements and Exhibits.

(c)                                 Exhibits

99.1                           January 22, 2004 Press Release:  Microchip Technology Announces Financial Results and Quarterly Cash Dividend for Third Quarter Fiscal Year 2004.

Item 12. Results of Operations and Financial Condition.

This information is being furnished pursuant to Item 12 – Results of Operations and Financial Condition – as provided in SEC Release No. 34-47226.

On January 22, 2004, we announced the results of our operations for the quarter ended December 31, 2003.  The complete release is attached to this report as Exhibit 99.1.

The attached press release includes information regarding certain of our historical results on a pro forma basis (a non-GAAP financial measure).  To supplement our consolidated condensed financial statements presented on a GAAP basis, we use non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains and losses in order to enhance the overall understanding of our past financial performance and also the prospects for our future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operational results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for reviewing our financial results, budget planning and for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated
(Registrant)

Dated January 22, 2004	By:	/s/ Gordon W. Parnell

Gordon W. Parnell
Vice President, Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBITS

99.1	January 22, 2004 Press Release: Microchip Technology Announces Financial Results and Quarterly Cash Dividend for Third Quarter Fiscal Year 2004.